UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2024

CHARGING ROBOTICS INC.

(Name of Registrant as specified in its charter)

Delaware	333-161052	20-2274999
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

20 Raul Wallenberg Street
Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(Zip Code)

(+972) 54 642-0352

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Current Report on Form 8-K (this “Report”), the information contained in Item 5.03 of this Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On August 28, 2023, Fuel Doctor Holdings Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), to (i) change its name to Charging Robotics Inc. (the “Name Change”); and (ii) effect a one-for-one hundred fifty reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”).

The Company submitted an Issuer Company-Related Action Notification Form to the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding the Name Change and Reverse Stock Split. On April 23, 2024, the Company received notice from FINRA that the Name Change and the Reverse Stock Split has been announced on FINRA’s daily list and will take effect at market open on April 24, 2024 (the “Market Effective Date”). Accordingly, the FINRA corporate action to effect the Name Change and the Reverse Stock Split is now completed. The Company’s new CUSIP number for its shares of Common Stock is 35953U205.

Immediately prior to the Reverse Stock Split, the Company had 1,372,656,029 shares of Common Stock issued and outstanding. Immediately following the Market Effective Date of the Reverse Stock Split, the Company has 9,151,120 shares of Common Stock issued and outstanding.

The Reverse Stock Split does not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, or the par value of the Common Stock, which shall remain as set forth pursuant to the Certificate of Incorporation. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split, all of which were rounded up to the nearest whole number. The Company’s outstanding warrants and equity awards will be adjusted as a result of the Reverse Stock Split, as required by the terms of such warrants and equity awards.

Colonial Stock Transfer, the Company’s transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of any Common Stock certificates in connection with the Reverse Stock Split. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split.

The Company’s shares will continue to trade on the OTC Marketplace under the symbol “FDOC” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred, such that the ticker will be “FDOCD,” during this period. After the 20-trading day period has elapsed, the extra “D” will be removed and the Company’s ticker symbol will revert to “FDOC.”

The foregoing summary of the Amended and Restated Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charging Robotics Inc.

By:	/s/ Gadi Levin
Name:	Gadi Levin
Title:	Chief Financial Officer

Date: April 24, 2024

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